UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2017

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

14699 Holman Mtn.
Jamestown CA	95327
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(209) 881-3523

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On April 3, 2017, Green EnviroTech Holdings Corp. issued 1,300,000 shares of common stock to H.E. Capital, a related party, as payment for $30,000 in principal and $100,000 in accrued interest on an existing promissory note.

On April 12, 2017, we received $100,000 from an unaffiliated third party in exchange for a promissory note that has an interest rate of 8% and is due on April 11, 2018. The note is convertible into common stock at the lower of $0.20 per share or 85% of the market price at the time of conversion.

On May 5, 2017, we received working capital funds in the amount of $77,500 from Auctus Fund LLC. The note has an interest rate of 10% and is due February 5, 2018. The note can be prepaid any time during the first 90 days after it was issued at 125% of the unpaid principal balance, plus interest. The note can be prepaid at any time during following 90 days at 135% of the unpaid principal balance, plus interest. After 180 days, the note cannot be prepaid. The note is convertible into common stock beginning on August 5, 2017, at the lower of (i) the average of the two lowest trading prices during the 25 trading days prior to the date of the Note and (ii) 55% of the average of the two lowest trading prices for the common stock during the 25 trading days prior to the conversion date. We placed into escrow 1,428,018 shares of the Company’s common stock as security in the event of default.

On May 1, 2017, we executed a note agreement with EMA Financial, LLC for working capital funds in the amount of $77,500. These funds were received on May 16, 2017. The note has an interest rate of 10% and is due May 1, 2018, but has a one year extension. The note is convertible into common stock beginning sixty days following the issue date, at the lower of (i) the closing sale price of the common stock on the trading day immediately preceding the closing of the transaction, and (ii) 55% of either the lowest sale price for the common stock the Principal Market during the 25 consecutive trading days immediately preceding the conversion date or the closing bid price, whichever is lower. We placed into escrow 1,400,000 shares of the Company’s common stock as security in the event of default.

In each instance, these securities were issued following an arm’s-length negotiation between the Company and the recipient, and no general solicitation was used. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder as not involving any public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: May 17, 2017	By:	/s/ Chris Bowers
Chris Bowers, Chief Executive Officer

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